EXHIBIT  5.1
LEGAL  OPINION

                                 JERRY GRUENBAUM
                          Attorney and Counselor at Law
                                 152 North Road
                         East Windsor, Connecticut 06088
                                 (860) 627-6350
                               FAX: (860) 627-6351



                                                     February 2, 2001

Board  of  Directors
Bactrol  Technologies,  Inc.
1109 North 21st Avenue, Suite 120
Hollywood,  Florida  22020

RE:  Bactrol Technologies, Inc.

Gentlemen:

     I   have  acted  as  securities  counsel  for  Bactrol  Technologies,  Inc.
("Bactrol Technologies" or the "Company"). You have asked me to render this opinion to Bactrol Technologies, Inc

     You have advised me that:

     1. Bactrol Technologies is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended

     2. Jerry Gruenbaum has acted and will continue to act as legal counsel to the Company.

     3. Edward T. Whelan and Edward Meyers have acted and will continue to act as business consultants to the Company.

     4. In his capacities as legal counsel, Jerry Gruenbaum, and in their capacity as business consultants, Edward T. Whelan and Edward Meyers, have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Bactrol Technologies, Inc.'s securities.

     5. Bactrol Technologies has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Bactrol Technologies.

     6. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of Bactrol Technologies.

     These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.


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                                        Bactrol Technologies, Inc.
                                        Re:  Form  S-8
                                        February  2,  2001
                                        Page  2



     I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents.

     Based on the accuracy of the information supplied to me, it is my opinion that Bactrol Technologies may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is my further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

     I consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Yours  truly,


                                        /s/  Jerry Gruenbaum, Esq.
                                        --------------------------
                                        Jerry  Gruenbaum,  Esq.


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